Exhibit 99.1

Aggregate Annual Servicing Report
Superior Wholesale Inventory Financing Trust X
September 16, 2004 (inception) through December 31, 2004

I Initial SWIFT X Series 2004-A Statistics
Trust Cap	$4,371,584,700.00
Pool Balance at Sale Date	$4,917,564,949.51
Initial Trust Balance	$4,371,584,700.00
Offered Class A Term Notes, Series 2004-A	$2,000,000,000.00
Offered Class B Term Notes, Series 2004-A	$131,148,000.00
Offered Class C Term Notes, Series 2004-A	$54,645,000.00
Initial 2004-A Revolving Note Balance	$2,000,000,000.00
2004-A Certificate Balance	$185,791,700.00
Reserve Fund	$21,857,924.00
Class A Term Note Cash Accumulation Reserve Fund	$23,024,000.00
Class B Term Note Cash Accumulation Reserve Fund	$2,642,000.00
Class C Term Note Cash Accumulation Reserve Fund	$1,677,000.00
II Current Collection Period Statistics
Pool and Trust Statistics
Beginning Pool Balance	$4,917,564,949.51
New A/R Principal	$8,325,452,951.00
Principal Reductions	$(6,251,224,331.18)
Factory Credits/Warranty Repurchases	$(1,377,898,082.87)
Partial Pay-Off Account	$(18,890,039.26)
Administrative Repurchases	—
Warranty Repurchases	—
Eligible Accounts Repurchased	—
Defaulted Receivables	—

Net Change in Pool Balance	$677,440,497.69

Ending Pool Balance	$5,595,005,447.20
Average Daily Pool Balance	$5,140,634,362.61
Beginning Trust Balance	$4,371,584,700.00
Ending Trust Balance	$4,371,584,700.00
Average Daily Trust Balance	$4,371,145,822.42
Beginning Cash Accumulation Reserve Fund Account — Class A Term Notes	$23,024,000.00
Ending Cash Accumulation Reserve Fund Account — Class A Term Notes	$23,024,000.00
Change in Cash Accumulation Reserve Fund Account — Class A Term Notes	$—
Beginning Cash Accumulation Reserve Fund Account — Class B Term Notes	$2,642,000.00
Ending Cash Accumulation Reserve Fund Account — Class B Term Notes	$2,642,000.00
Change in Cash Accumulation Reserve Fund Account — Class B Term Notes	$—
Beginning Cash Accumulation Reserve Fund Account — Class C Term Notes	$1,677,000.00
Ending Cash Accumulation Reserve Fund Account — Class C Term Notes	$1,677,000.00
Change in Cash Accumulation Reserve Fund Account — Class C Term Notes	$—
Excess Available Receivable Balance	$799,756,740.81
Defaulted Receivables — Eligible	—
Defaulted Receivables — Ineligible	—
Gross Weighted Average Receivable Rate	4.40%
Weighted Average Cost of Wholesale Incentive Plan	0.10%
Securities Balances
Beginning Offered Class A Term Notes, Series 2004-A Balance	$2,000,000,000.00
Ending Offered Class A Term Notes, Series 2004-A Balance	$2,000,000,000.00
Average Daily Offered Class A Term Notes, Series 2004-A Balance	$2,000,000,000.00
Beginning Offered Class B Term Notes, Series 2004-A Balance	$131,148,000.00
Ending Offered Class B Term Notes, Series 2004-A Balance	$131,148,000.00
Average Daily Offered Class B Term Notes, Series 2004-A Balance	$131,148,000.00
Beginning Offered Class C Term Notes, Series 2004-A Balance	$54,645,000.00
Ending Offered Class C Term Notes, Series 2004-A Balance	$54,645,000.00
Average Daily Offered Class C Term Notes, Series 2004-A Balance	$54,645,000.00
Beginning Revolving Note 2004-RN1 Balance	$1,000,000,000.00
Ending Revolving Note 2004-RN1 Balance	$1,000,000,000.00
Average Daily Revolving Note 2004-RN1 Balance	$999,561,122.42
Beginning Revolving Note 2004-RN2 Balance	$1,000,000,000.00
Ending Revolving Note 2004-RN2 Balance	$1,000,000,000.00
Average Daily Revolving Note 2004-RN2 Balance	$1,000,000,000.00
Beginning 2004-A Certificate Balance	$185,791,700.00
Ending 2004-A Certificate Balance	$185,791,700.00
Average Daily 2004-A Certificate Balance	$185,791,700.00
III Trust Percentage & Trust Interest Collections
Average Daily Offered Class A Term Notes, Series 2004-A Balance	$2,000,000,000.00
Average Daily Offered Class B Term Notes, Series 2004-A Balance	$131,148,000.00
Average Daily Offered Class C Term Notes, Series 2004-A Balance	$54,645,000.00
Average Daily Revolving Note 2004-RN1 Balance	$999,561,122.42
Average Daily Revolving Note 2004-RN2 Balance	$1,000,000,000.00
Average Daily 2004-A Certificate Balance	$185,791,700.00

Average Daily Trust Balance	$4,371,145,822.42

Average Daily Pool Balance	$5,140,634,362.61
Total Interest Collected	$69,915,241.31
Trust Percentage	85.0313%

Aggregate Annual Servicing Report
Superior Wholesale Inventory Financing Trust X
September 16, 2004 (inception) through December 31, 2004

		Beginning			Ending
		Note Distribution	Current Month	Required	Note Distribution
IV Distribution of Trust Interest		Account Balance	Actual Amounts	Distribution	Account Balance
Available Trust Interest:
Trust Interest Collections			$34,214,003.80
Minimum Investment Proceeds (Commercial Paper)			$174,991.00
Minimum Investment Proceeds (Money Market Funds)			$111,424.41

			$34,500,419.21

Class A Term Notes Interest
Interest Rate (LIBOR+.10%)	2.150%
Average Daily Balance	$2,000,000,000.00	N/A	$14,813,263.89	$14,813,263.89	N/A
# of Days of Interest	124
Class B Term Notes Interest
Interest Rate (LIBOR+.28%)	2.330%
Average Daily Balance	$131,148,000.00	N/A	$1,052,676.73	$1,052,676.73	N/A
# of Days of Interest	124
Class C Term Notes Interest
Interest Rate (LIBOR+.50%)	2.550%
Average Daily Balance	$54,645,000.00	N/A	$480,024.08	$480,024.08	N/A
# of Days in Collection Period	124
Revolving Note 2004-RN1
Interest Rate (LIBOR+.12%)	2.121%
Average Daily Balance	$999,561,122.42	N/A	$6,301,366.90	$6,301,366.90	N/A
# of Days in Collection Period	107
Revolving Note 2004-RN2
Interest Rate (LIBOR+.12%)	2.121%
Average Daily Balance	$1,000,000,000.00	N/A	$6,303,923.61	$6,303,923.61	N/A
# of Days in Collection Period	107

Subtotal			$28,951,255.21

Interest Available After Notes			$5,549,164.00
Servicer Advances Not Previously Reimbursed			$—
Reserve Fund Deposit Amount			$—
Cash Accumulation Reserve Fund Deposit Amount			$—
2004-A Certificate Interest
Interest Rate (LIBOR+.50%)	2.550%
Average Daily Balance	$185,791,700.00		$1,632,070.41	$1,632,070.41	N/A
# of Days of Interest	124
Trust Defaulted Amount			$—
Unreimbursed Trust Charge-Offs			$—

Seller Excess Interest			$3,917,093.59

Class A Term Note Cash Accumulation Reserve Fund Draw Amount			$—
Class B Term Note Cash Accumulation Reserve Fund Draw Amount			$—
Class C Term Note Cash Accumulation Reserve Fund Draw Amount			$—

Seller Excess Interest + Draw Amount			$3,917,093.59

Monthly Service Fee (1/12 of 1% of Average Daily Trust Invested Balance)			$14,570,686.64

V Summary

(A) Coverage of Deficiency Amount
Deficiency Amount	$—
Deficiency Amount Covered by Servicer Advance	—
(a) Monthly Service Fee	—
(b) (1) Aggregate Term Noteholders’ Interest	—
(2) Revolver Interest	—
(3) Specified Support Arrangements Payments	—
(c) Aggregate Certificateholders’ Interest	—
Unsatisfied Deficiency Amount	—
Unsatisfied Deficiency Amount Covered by Reserve	—
(a) Monthly Service Fee	—
(b) (1) Aggregate Term Noteholders’ Interest	—
(2) Revolver Interest	—
(3) Specified Support Arrangements Payments	—
(c) Aggregate Certificateholders’ Interest	—
(d) Servicer Advances not previously reimbursed	—
(e) Trust Defaulted Amount	—
(B) Beginning Unreimbursed Trust Charge-Offs	—
Plus: Trust Charge-Offs (Prior Trust Defaulted Amount)	—
Plus: Trust Defaulted Amounts(Current)	—
Less: Amount Covered by Trust Interest Collections	—
Less: Reserve Fund Draw Amount	—

Ending Unreimbursed Trust Charge-Offs	—

(C) Beginning Unreimbursed Servicer Advance	—
Plus: Servicer Advance (Current Month)	—
Less: Reimbursed Servicer Advance-
(From Trust Interest Collections)	—

Ending Unreimbursed Servicer Advance	$—

(D) Reserve Fund Required Amount	$21,857,924.00
Beginning Reserve Balance	—
Plus: Reserve Fund Deposit Amount	$21,857,924.00
Less: Reserve Fund Draw Amount	—

Ending Reserve Balance	$21,857,924.00	Invested in Nations Money Market Funds/Commercial Paper

Required Amount Over Ending Reserve Balance	—
(E) Class A Term Notes Cash Accumulation Reserve Fund Required Amount	$23,024,000.00
Beginning Class A Term Notes Cash Accumulation Reserve Fund Balance	—
Plus: Cash Accumulation Reserve Fund Deposit Amount	$23,024,000.00
Less: Cash Accumulation Reserve Fund Draw Amount	—

Ending Class A Term Notes Cash Accumulation Reserve Fund Balance	$23,024,000.00	Invested in Nations Money Market Funds/Commercial Paper

Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	—
(F) Class B Term Notes Cash Accumulation Reserve Fund Required Amount	$2,642,000.00
Beginning Class B Term Notes Cash Accumulation Reserve Fund Balance	—
Plus: Cash Accumulation Reserve Fund Deposit Amount	$2,642,000.00
Less: Cash Accumulation Reserve Fund Draw Amount	—

Ending Class B Term Notes Cash Accumulation Reserve Fund Balance	$2,642,000.00	Invested in Nations Money Market Funds/Commercial Paper

Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	—
(G) Class C Term Notes Cash Accumulation Reserve Fund Required Amount	$1,677,000.00
Beginning Class C Term Notes Cash Accumulation Reserve Fund Balance	—
Plus: Cash Accumulation Reserve Fund Deposit Amount	$1,677,000.00
Less: Cash Accumulation Reserve Fund Draw Amount	—

Ending Class C Term Notes Cash Accumulation Reserve Fund Balance	$1,677,000.00	Invested in Nations Money Market Funds/Commercial Paper

Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	—

From Bank of New York to GMAC
Seller Excess Interest	$3,917,093.59
Cash Accumulation Draw Amount-Class A Term Notes	$—
Cash Accumulation Draw Amount-Class B Term Notes	$—
Cash Accumulation Draw Amount-Class C Term Notes	$—
Ineligible Interest	$—
Additional Trust Principal	$—
Minimum Investments Received for 2004	$(111,424.41)

Distribution to GMAC	$3,805,669.18

From Bank of New York to Chase Manhattan Bank (USA)
From Chase Manhattan Bank (USA) - New York to GMAC
Certificate Interest Due GMAC	$1,632,070.41

From Bank of New York to Chase Manhattan Bank (USA)
From Chase Manhattan Bank (USA) - New York to DTC
Certificate Interest Due Investors	$—

From Bank of New York to US Bank (NCAT)
Revolving Note Interest	$12,605,290.51

From Bank of New York to Term Note Holders (DTC)
Term Note Interest	$16,345,964.70

Total Disbursements From Bank of New York	$34,388,994.80

Aggregate Annual Servicing Report
Superior Wholesale Inventory Financing Trust X
September 16, 2004 (inception) through December 31, 2004

VI Distribution Amounts
Class A Term Notes, Series 2004-A Balance Prior to Distribution	$2,000,000,000.00
Distribution Amount Allocable to Principal	—

Class A Term Notes, Series 2004-A Balance After Distribution	$2,000,000,000.00

Class B Term Notes, Series 2004-A Balance Prior to Distribution	$131,148,000.00
Distribution Amount Allocable to Principal	—

Class B Term Notes, Series 2004-A Balance After Distribution	$131,148,000.00

Class C Term Notes, Series 2004-A Balance Prior to Distribution	$54,645,000.00
Distribution Amount Allocable to Principal	—

Class C Term Notes, Series 2004-A Balance After Distribution	$54,645,000.00

Revolving Note 2004-RN1 Balance Beginning of Collection Period	$1,000,000,000.00
Movement During Collection Period	—

Revolving Note 2004-RN1 Balance End of Collection Period	$1,000,000,000.00

Revolving Note 2004-RN2 Balance Beginning of Collection Period	$1,000,000,000.00
Movement During Collection Period	—

Revolving Note 2004-RN2 Balance End of Collection Period	$1,000,000,000.00

2004- A Certificate Balance Prior to Distribution	$185,791,700.00
Distribution Amount Allocable to Principal	—

2004-A Certificate Balance After Distribution	$185,791,700.00

VII Trust Early Amortization Triggers
(1) Average Monthly Payment Rates <22.5%
Current month	30.8%
Current month - 1	27.8%
Current month - 2	35.7%
Three month Average	31.4%
(2) Reserve Fund < Reserve Fund Required Amount
Reserve Fund on Deposit	$21,857,924.00
Reserve Fund Required Amount	$21,857,924.00

Current month	$—

Reserve Fund on Deposit	$21,857,924.00
Reserve Fund Required Amount	$21,857,924.00

Current month - 1	$—

Reserve Fund on Deposit	$21,857,924.00
Reserve Fund Required Amount	$21,857,924.00

Current month - 2	$—

(3) Reserve Fund Required Amount Exceeds Reserve Fund by > Reserve Fund Trigger Amount
Reserve Fund Required Amount	$21,857,924.00
Reserve Fund on Deposit	$21,857,924.00

Current month	$—

Reserve Fund Trigger Amount	$20,000,000.00
(4) Average Daily Trust Balance/(Average Term Notes + Average Certificate Balance) Less than 75% (To be determined over most recent six Collection Periods)
Current month	184.3%
Current month - 1	184.3%
Current month - 2	184.3%
Current month - 3	184.3%
Current month - 4	NA
Current month - 5	NA
Six month Average	NA
(5) Aggregate Available Receivables < 70% of Aggregate Receivables
Current month	94.1%
Current month - 1	93.9%
(6) Draw on the Reserve Fund resulting from LIBOR exceeding the PRIME rate that has not been restored?	NO
VIII Cash Accumulation Triggers
Have any of the above Trust Early Amortization Events occurred with respect to the Offered Term Notes?	NO
IX Rapid Amortization Triggers
Have any of the following events occurred which would constitute a Rapid Amortization Event for the 2004-A Term Notes and an Early Amortization Event for the Trust?
(1) The occurrence of certain events of bankruptcy, insolvency or receivership relating to General Motors, GMAC, the servicer, if not GMAC, or the seller.	NO
Rapid Amortization Triggers for the 2004-A Term Notes
(2) Class A Term Note Cash Accumulation Reserve Fund < $1,833,333	NO
Current Month	$23,024,000.00
(3) Class B Term Note Cash Accumulation Reserve Fund < $139,891	NO
Current Month	$2,642,000.00
(4) Class C Term Note Cash Accumulation Reserve Fund < $68,306	NO
Current Month	$1,677,000.00
(5) Trust or Seller becomes required to register as an investment company.	NO